UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196302	38-3930747
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Cedarhurst of Collinsville – Collinsville, IL

On August 21, 2015, following the completion of its due diligence review of a seniors housing community located in Collinsville, IL, (“Cedarhurst of Collinsville”), American Realty Capital Healthcare Trust III, Inc. (the “Company”) assumed the obligations of its sponsor, American Realty Capital VII, LLC (the “Sponsor”) and, through a wholly-owned subsidiary of its operating partnership, finalized the prerequisite conditions to acquire Cedarhurst of Collinsville pursuant to the asset purchase agreement (the “Agreement”) dated June 24, 2015 by and between the Sponsor and Cedarhurst of Collinsville, LLC (the “Seller”). The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement. The Company will file the Agreement as an exhibit to its next quarterly report on Form 10-Q.

The description of Cedarhurst of Collinsville set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Cedarhurst of Collinsville – Collinsville, IL

On August 21, 2015, the Company, through a wholly-owned subsidiary of is operating partnership, acquired the fee simple interest in Cedarhurst of Collinsville for an aggregate contract purchase price of $11.6 million, exclusive of closing costs. The Seller has no material relationship with the Company or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer.

The Company funded the acquisition of Cedarhurst of Collinsville with proceeds from its ongoing initial public offering of common stock. At closing, the Company paid an acquisition fee of $0.2 million to the Company’s advisor, American Realty Capital Healthcare III Advisors, LLC.

Cedarhurst contains 56,700 rentable square feet. Cedarhurst was acquired using a structure created under the REIT Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which the Company will receive operating income generated from the operations of the seniors housing community. Cedarhurst Living, LLC, an independent eligible contractor, will manage Cedarhurst of Collinsville and will receive a market rate management fee pursuant to a management contract.

Item 9.01. Financial Statements and Exhibits.

(a)(4) The audited and unaudited financial statements relating to Cedarhurst of Collinsville, as described in Item 1.01 of this Current Report on Form 8-K, required by Rule 3-05 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: August 27, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer, President and Secretary